Exhibit 10.1

AMENDMENT NO. 1 TO THE CREDIT AGREEMENT dated as of May 15, 2008 among LeapFrog Enterprises, Inc., a Delaware Corporation (the “Borrower”), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Lenders (the “Lenders”) and Bank of America, N.A., as agent for the Lenders (the “Agent”).

PRELIMINARY STATEMENTS:

(1) WHEREAS, the parties hereto have entered into a Credit Agreement dated as of November 8, 2005 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) WHEREAS, the Borrower has requested that the Credit Agreement be amended as provided herein.

(3) The Majority Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower and the Majority Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a) Section 1.1 is amended by (x) deleting the figure “$75,000,000” therein and substituting therefor the figure “$100,000,000” and (y) inserting the words “subject to increase as provided in Section 1.5,” before the words “the ‘Total Facility’” in the parenthetical in the second line of such section.

(b) Section 1.5 is amended and restated in its entirety as follows:

“1.5 Increase in the Aggregate Commitments.

(a) The Borrower may, at any time and from time to time, by notice to the Agent, request that the aggregate amount of the Commitments be increased by an aggregate amount of up to $50,000,000 (each an ‘Accordion Increase’ and collectively the ‘Accordion Increases’) to be effective as of the date upon which the conditions set forth in Section 1.5(d) below are fulfilled to the satisfaction of the Agent (each such date an ‘Accordion Effective Date’); provided, however, that (i) in no event shall the aggregate amount of the Commitments hereunder exceed $150,000,000, and (ii) no Default or Event of Default shall have occurred and be continuing as of the date of such request or as of any Accordion Effective Date, or shall occur as a result thereof.

(b) The Agent may, in its sole discretion, promptly notify the Lenders of a request by the Borrower for an Accordion Increase, which notice shall include the date by which Lenders wishing to participate in such Accordion Increase must commit to an increase in the amount of their respective Commitments (each such date a ‘Commitment Date’). Each Lender that is willing to participate in such Accordion Increase (each an ‘Increasing Lender’) shall give written notice to the Agent on or prior to the applicable Commitment Date of the amount by which it is willing to increase its Commitment. If the Lenders notify the Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the aggregate amount of such Accordion Increase, such Accordion Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Agent.

(c) Promptly following the applicable Commitment Date, the Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the applicable Accordion Increase. If the aggregate amount by which the Lenders are willing to participate in such Accordion Increase on the applicable Commitment Date is less than the amount requested by the Borrower, then the Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the Accordion Increase that has not been committed to by the Lenders as of the Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or such lesser amounts as may be necessary to cause the aggregate increase to equal the Accordion Increase).

(d) On each Accordion Effective Date, each Eligible Assignee that accepts an offer to participate in the applicable Accordion Increase in accordance with Section 1.5(c) (each such Eligible Assignee being an ‘Assuming Lender’) shall become a Lender party to this Agreement as of such Accordion Effective Date and the Commitment of each Increasing Lender for such Accordion Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 1.5(b)) as of such Accordion Effective Date and the Commitment of each Lender as set forth on Schedule 1 shall be adjusted accordingly; provided, that on or before the initial Accordion Effective Date, a Successful Syndication shall have been achieved and on or before each Accordion Effective Date:

(1) all amendments to this Agreement deemed reasonably necessary by the Agent to accomplish such Accordion Increase shall have been agreed by the parties hereto and any Assuming Lenders;

(2) all necessary approvals shall have been obtained by each of the Increasing Lenders, the Assuming Lenders and the Agent; and

(3) the Agent shall have received the following, each dated such date:

(A)(i) certified copies of resolutions of the Board of Directors of the Borrower or the Executive Committee of such Board approving such Accordion Increase and the corresponding modifications to this Agreement and (ii) if requested, an opinion of counsel for the Borrower (which may be in-house counsel), in form and substance satisfactory to the Agent;

(B) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Agent (each an ‘Assumption Agreement’), duly executed by such Eligible Assignee, the Agent and the Borrower; and

(C) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Agent.

On each Accordion Effective Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 1.5(d), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 12:00 noon (San Francisco time), by telecopier, of the occurrence of each Accordion Increase and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date. The Borrower shall prepay Loans on each Accordion Effective Date to the extent necessary to cause the outstanding Loans to be ratable with the Commitment of each Lender. This Section shall supersede the provisions of Sections 3.5 and 11.1 as applicable.”

(c) Section 2.5 is amended by deleting the number “0.25%” contained therein and by replacing such number with “0.50%”.

(d) Section 3.5 is amended by inserting the words “subject to the last sentence of Section 13.13,” after the word “second” in the 10th line thereof.

(e) Section 6.5(a) is amended by inserting the words “(as updated by Borrower from time to time)” after the words “Schedule 6.5(a) to the Disclosure Letter” in the first line of such Section.

(f) Section 6.5(b) is amended by (x) inserting the words “(as updated by Borrower from time to time)” after the words “Schedule 6.5(b) to the Disclosure Letter hereto” in the first line of such Section and (y) inserting the words “or the date of any such updated Schedule, as the case may be,” after the words “the date hereof” in the second and third lines of such Section.

(g) Section 6.24 is amended by (x) inserting the words “(as updated by Borrower from time to time)” after the words “Schedule 6.24 to the Disclosure Letter” in the first line of such Section and (y) inserting the words “or the date of any such updated Schedule, as the case may be,” after the words “the Closing Date” in the first and second lines of such Section.

(h) Section 7.8(a)(1)(B) is amended by inserting the words “except with respect to any Domestic Subsidiary which is an Immaterial Subsidiary,” at the beginning of such Section.

(i) Section 7.8(b) is amended by (x) inserting the words “first-tier” before the word “Foreign” in the first line of such Section and (y) inserting the words “(other than LF Macao Commercial Offshore Limited, LeapFrog Digital Technology (Shenzhen), Company Limited, LF Edu-Tech China Co., Ltd. and any Foreign Subsidiary which is an Immaterial Subsidiary)” after the word “Subsidiary” in the first line of such Section.

(j) Section 7.14 is amended by (x) deleting the word “and” in the third line of subsection (i); (y) inserting new subsection (j) to read as follows: “Debt in a principal amount not in excess of $10,000,000 secured solely by certain auction rate securities owned by the Borrower as of May 1, 2008; and”; and (z) renumbering existing subsection (j) as new subsection (k).

(k) Section 7.19 is amended by (x) deleting the word “and” in the first line of subsection (e); (y) inserting new subsection (f) to read as follows: “Liens on auction rate securities owned by the Borrower as of May 1, 2008 to secure Debt permitted under Section 7.14(j); and”; and (z) renumbering existing subsection (f) as new subsection (g).

(l) Article 7 is amended by inserting a new Section 7.27 to read as follows:

“7.27 Proprietary Rights. Within ninety (90) days of the date of Amendment No. 1 to this Agreement, or such later date as the Agent may agree to in its sole discretion, the Agent shall have received evidence, satisfactory to the Agent, that the Borrower and each of the Guarantors has granted to the Agent for the benefit of the Secured Parties a first priority security interest in all of the Borrower’s or such Guarantor’s domestic Proprietary Rights and has executed all documents and taken all other actions necessary as the Agent may deem necessary or desirable to perfect such security interest.”

(m) Section 12.11(a) is amended by (x) deleting the word “or” before “(4)” in the tenth line of such Section; (y) inserting new subsection (4) to read as follows: “(4) consisting of auction rate securities which are pledged as collateral in connection with financings referred to in Section 7.14(j); or”; and (z) renumbering existing subsection (4) as new subsection (5).

(n) Section 13.13 is amended by inserting at the end of such Section the words “Notwithstanding anything in this Agreement to the contrary, any modification, rescission, waiver, release or amendment to the Wachovia Fee Letter may be made by a written agreement signed by the Borrower and a duly authorized representative of Wachovia Capital Finance Corporation (Western) (‘WCFCW’), without the necessity of the consent of any other Lender or of the Agent, provided, that WCFCW shall provide to the Agent (i) written notification of any such modification, rescission, waiver, release or amendment within two business days of the effectiveness thereof and (ii) a summary of any increase in any financial obligations of the Borrower thereunder as a result of such modification, rescission, waiver, release or amendment and provided, further, that to the extent any such modification, rescission, waiver, release or amendment increases the financial obligations of the Borrower thereunder, all such additional financial obligations shall constitute Obligations under the seventh level for purposes of Section 3.5 and not Obligations under the second level of such Section, unless such modification, rescission, waiver, release or amendment has been consented to by the Majority Lenders.”

(o) Annex A is amended by deleting the definitions of “Borrowing Base”, “Loan Documents”, “Majority Lenders” and “Maximum Revolver Amount” therein and replacing them with the following definitions:

“ ‘Borrowing Base’ means, at any time, an amount equal to (a) the sum of (A) eighty-five percent (85%) of the Net Amount of Eligible Accounts; plus (B) the lesser of (i) sixty-five percent (65%) of Eligible Inventory, (ii) eighty-five percent (85%) of the Net Orderly Liquidation Value of Eligible Inventory and (iii) the Maximum Inventory Loan Amount plus (C) one hundred percent (100%) of the amount of cash and Cash Equivalents collectively maintained in the Borrowing Base Cash Collateral Account; minus (b) Reserves from time to time established by the Agent in its reasonable credit judgment, provided that in respect of clause (B) above, until (i) the receipt by the Agent of a satisfactory third-party inventory appraisal, (ii) the completion of a satisfactory field examination of the Inventory by the Agent, and (iii) the perfection of the Agent’s security interests in the Eligible Inventory in a manner satisfactory to the Agent, the advance rate in respect of Eligible Inventory shall be 0%.”

“ ‘Loan Documents’ means this Agreement, the Security Agreement, the Mortgages, the Wachovia Fee Letter, Subsidiary Guaranties, Disclosure Letter and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.”

“ ‘Majority Lenders’ means at any date of determination Lenders whose Pro Rata Shares aggregate more than 50%, provided, that if at any date of determination there are two or more unaffiliated Lenders, Majority Lenders shall mean at least two unaffiliated Lenders whose Pro Rata Shares aggregate more than 50%.”

“ ‘Maximum Revolver Amount’ means $100,000,000, subject to increase as provided in Section 1.5.”

(p) Annex A is amended by inserting three new definitions in the appropriate alphabetical order to read as follows:

“ ‘Immaterial Subsidiary’ means a Subsidiary whose total assets as of the fiscal quarter immediately preceding the date of determination are less than $500,000; provided, that at no time shall the aggregate amount of total assets as of the fiscal quarter immediately preceding the date of determination for all Immaterial Subsidiaries exceed

$2,500,000; provided, further, that if the aggregate amount of total assets as of the fiscal quarter immediately preceding the date of determination for all Immaterial Subsidiaries exceeds $2,500,000, the Borrower shall immediately identify to the Agent in writing one or more Subsidiaries which will no longer be deemed ‘Immaterial Subsidiaries’ for purposes of this Agreement such that the aggregate amount of total assets as of the fiscal quarter immediately preceding the date of determination for the remaining Immaterial Subsidiaries does not exceed $2,500,000.”

“ ‘Net Orderly Liquidation Value’ has the meaning customarily given to such term by third-party appraisers.”

“ ‘Wachovia Fee Letter’ means that certain letter agreement dated on or about May 14, 2008 between the Borrower and Wachovia Capital Finance Corporation (Western).”

(q) Schedule 6.5(a), Schedule 6.5(b), Schedule 6.9, Schedule 6.11, Schedule 6.20, Schedule 6.23 and Schedule 6.24 are replaced in their entirety with new Schedule 6.5(a), new Schedule 6.5(b), new Schedule 6.9, new Schedule 6.11, new Schedule 6.20, new Schedule 6.23 and new Schedule 6.24, attached hereto as Exhibit A (the “Amended Schedules”).

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent:

(a) The Agent shall have received evidence that this Amendment has been duly executed and delivered by the Borrower and the Majority Lenders and the Consent annexed hereto executed by the parties thereto.

(b) The representations and warranties contained herein and in the Credit Agreement shall be true and correct in all material respects as of the date hereof as if made on the date hereof after giving effect to this Amendment and the Amended Schedules (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c) No Default or Event of Default shall have occurred and be continuing after giving effect to this Amendment.

SECTION 3. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Agent and the Lenders that, as of the date hereof and after giving effect to this Amendment and the Amended Schedules, (a) all representations and warranties set forth in the Credit Agreement are true and correct in all material respects as if made again on and as of such date (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (b) no Default or Event of Default has occurred and is continuing and (c) the Credit Agreement (as amended by this Amendment) and all other Loan Documents are and remain legal, valid, binding and enforceable obligations of the Loan Parties in accordance with the terms thereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).

SECTION 4. Reference to and Effect on the Loan Documents.

(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Agreement and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 5. Costs and Expenses. Borrower agrees to indefeasibly pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 13.7 of the Credit Agreement.

SECTION 6. Release. In further consideration of the Agent and the Lenders execution of this Amendment, the Borrower for itself and on behalf of its successors, assigns, Subsidiaries and Affiliates (the “Releasing Parties”), hereby forever releases the Agent and the Lenders and their successors, assigns, parents, Subsidiaries, Affiliates, officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent (collectively, “Claims”), that any Releasing Party may have against the Releasees that arise from or relate to any actions which the Releasees may have taken or omitted to take prior to the date hereof, including without limitation with respect to the Obligations, any Collateral, the Credit Agreement, any other Loan Document and any third parties liable in whole or in part for the Obligations.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of California.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LEAPFROG ENTERPRISES, INC.

By:	/s/ William B. Chiasson
Name: William B. Chiasson
Title: Chief Financial Officer

BANK OF AMERICA, N.A., as the Agent

By:	/s/ Steven W. Sharp
Name: Steven W. Sharp
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Steven W. Sharp
Name: Steven W. Sharp
Title: Vice President

Signature Page to Amendment No. 1 to Credit Agreement

CONSENT

Dated as of May 15, 2008

We, the undersigned, as Guarantors under the Subsidiary Guaranty and the Security Agreement (each as defined in the Credit Agreement) in favor of the Agent and, for its benefit and the benefit of the Lenders party to the Credit Agreement referred to in the foregoing Amendment No. 1 to the Credit Agreement (the “Amendment”), hereby consent to such Amendment and hereby confirm and agree that notwithstanding the effectiveness of such Amendment, the Subsidiary Guaranty and Security Agreement are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty, Subsidiary Guaranty, Security Agreement, Intellectual Property Security Agreement and Pledge Agreement to “Credit Agreement”, “thereunder”, “thereof”, or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

LFC VENTURES, LLC

By:	/s/ William B. Chiasson
Name: William B. Chiasson
Title: Chief Financial Officer